SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2015

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015, the Company announced that Michael E. Harris, 65, will retire as Executive Vice President and Chief Operating Officer on August 31, 2015.

The Company also announced that Theodore J. Klinck, 49, will become Executive Vice President and Chief Operating and Investment Officer in sync with Mr. Harris’ retirement. Mr. Klinck is currently Senior Vice President and Chief Investment Officer. Prior to joining us in March 2012, Mr. Klinck served as principal and chief investment officer with Goddard Investment Group, a privately owned real estate investment firm, since September 2009. Previously, Mr. Klinck had been a managing director at Morgan Stanley Real Estate.

Mr. Harris is eligible to receive benefits under our retirement plan. Upon his retirement, Mr. Harris will be eligible to receive a cash payment equal to any unpaid portion of amounts earned under our 2015 annual non-equity incentive program, his unvested stock options and time-based restricted stock generally will be non-forfeitable and vest according to the terms of their original grants and generally he will be entitled to retain any total return-based restricted stock that subsequently vests after the retirement date according to the terms of their original grants. For employees who have met the age and service eligibility requirements under our retirement plan, including Mr. Harris, 100% of their annual grants were expensed at the grant date as if fully vested.

Other than Mr. Harris, none of our named executives has an employment agreement with us. Upon his retirement, Mr. Harris’ employment agreement will be terminated.

Mr. Klinck’s compensation arrangement will be substantially similar to what the Company provides to its current Chief Operating Officer. Information about the compensation of the Company’s Chief Operating Officer is incorporated herein by reference to the Company’s Proxy Statement filed in connection with its annual meeting of stockholders to be held on May 13, 2015. We will enter into a change in control agreement with Mr. Klinck on terms substantially similar to the change in control agreements we have in effect with our other executive officers, including the current Chief Operating Officer. Upon his retirement, Mr. Harris’ change in control agreement will be terminated.

Item 7.01.	Regulation FD Disclosure.

Pursuant to a press release on April 22, 2015, the Company announced the retirement of Michael E. Harris as the Company’s Executive Vice President and Chief Operating Officer and the appointment of Theodore J. Klinck as Executive Vice President and Chief Operating and Investment Officer, each effective as of August 31, 2015.

The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

99	Press Release dated April 22, 2015

The information contained in the press release attached as Exhibit 99 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Senior Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Senior Vice President, General Counsel and Secretary

Dated: April 23, 2015